UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2017
DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
     Registrant's telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (c) (e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2017, Alan P. Moret was appointed as Executive Vice President of Delek Logistics GP, LLC (the “Company”), the general partner of Delek Logistics Partners, LP, effective on that date. Previously, Mr. Moret, 63, served as Interim Chief Executive Officer of Alon USA Energy, Inc. (“Alon”) from January 2017 to June 30, 2017 and as Senior Vice President of Supply at Alon since 2008.  Mr. Moret joined Alon in August 2006 in connection with Alon’s acquisition of Paramount Petroleum Corporation, where he served as President from November 2001 to August 2006. Prior to joining Paramount Petroleum, Mr. Moret held various positions with Atlantic Richfield Company, most recently as President of ARCO Crude Trading, Inc. and served as President of ARCO Seaway Pipeline Company from 1997 to 1998.

In connection with the foregoing, the Company, Mr. Moret and Delek US Holdings, Inc. (“Delek”) entered into a Second Amendment, dated as of July 1, 2017 (the “Second Amendment”), to Mr. Moret’s Amended and Restated Employment Agreement with Alon, which was effective May 7, 2015 (the “Prior Agreement”). The Second Amendment provides for Mr. Moret’s employment, as Executive Vice President, for a term commencing on July 1, 2017 and ending on January 2, 2018, or such later end date as mutually agreed by the parties; that Mr. Moret shall be paid a base salary of no less than $376,100 per year, and that Mr. Moret is eligible to earn an annual bonus under the Delek Annual Incentive Plan of no less, on a percentage of annual salary basis, than any other similarly situated Delek officer. In addition, the Second Amendment preserves Mr. Moret’s right to the benefits to which Mr. Moret was entitled in the event of a termination without cause under the Prior Agreement as a result of the merger, effective July 1, 2017, between Delek and Alon.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro forma financial information.

Not applicable.

(c)    Shell company transactions.

Not applicable.

(d)    Exhibits.

10.1
Second Amendment, dated as of July 1, 2017, entered into by and among Alon USA GP, LLC, Alan P. Moret and Delek US Holdings, Inc., to the Amended and Restated Employment Agreement with Alon USA Energy, Inc., effective May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2017	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Kevin Kremke
Name: Kevin Kremke
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment, dated as of July 1, 2017, entered into by and among Alon USA GP, LLC, Alan P. Moret and Delek US Holdings, Inc., to the Amended and Restated Employment Agreement with Alon USA Energy, Inc., effective May 7, 2015.